Exhibit 10.10

LOAN CONTRACT

RURAL CREDIT COOPERATIVE OF SHANDONG

         LOAN CONTRACT
        (YISHUI) RCC LOAN(2010) 124#
BORROWER (FULL NAME):
     SHANDONG LONGKONG TRAVEL DEVELOPMENT
CO., LTD
LENDER (FULL NAME):
YISHUI RURAL CREDIT COOPERATIVE

According to certain National laws and Regulations, both parties agreed to sign the contract.

I.	Loan
1.	Loan type: short term working capital loan

2.	Loan purpose: Business operating facilities update & material purchase.

3.	Amount of Loan: Chinese RENMINBI, Two million Yuan

4.	The Term of Loan

(1)	The Term of Loan as following:

Release Date & Amount		Due Date & Amount
DATE	AMOUNT	DATE	AMOUNT
2010-5-21	2,000,000.00	2011-4-26	2,000,000.00

(The items are not included in above form but attached later should be the part of the Contract.)

(2)
The amount, the beginning date and the end date of the loan that described in the Contract are different to that on the accounting book, the information on the accounting book should be the final conclusion. The Loan described on the accounting book is a part of the Contract with the same Law obligation.

5.	Loan Interest Rate and Computation.

RENMINBI loan interest calculation should be made by following 2nd method:

(1)	Floating Rate
The floating rate will be _____(up/down) at the basic rate, execution rate shall be _____%. The less Five years term (including five years) loan applies to the rate that issued by The People’s Bank Of China; The more that five years term loan interesting rate shall be that the rate issued by The People’s Bank Of China “PLUS” _____ ratio percentage.

The rate adjustment shall in every _____months as a adjustment circle. In the case of that the basic rate is adjusted by The People’s Bank Of China, the Lender shall renew the rate calculated by above method and the new basic rate considering of the class of the loan term, the effective date shall be started at the date that the same borrowing day of the first month of the next adjustment circle after the new Adjusted Rate is issued. The Borrower is acknowledging that the adjustment is without notice. The date of the basic rate adjustment is the same day to the Loan beginning day, or the same day of the first month of the adjustment circle. From the date of the basic rate adjustment day, the new loan interest rate will be set. If there is no the same day of the month to the loan beginning day, the last day of the month shall be the borrowing day.

(2)	Fixed rate

The loan interest rate shall be up 0% at the basic rate, execution rate shall be 5.31% till the loan end date. The rate to the less than five years(including five years) term loan shall apply to the same loan rate issued by The People’s Bank Of China; the rate to the more than five years term loan shall be the basic rate issued by The People’s Bank Of China “PLUS” ______ ratio percentage.

The foreign currency loan interest rate shall be made by the item _____of the following items:

(1)
The rate floating in _____months and Calculated by the method of _____(In capital words) months _______(LIBOR/HIBOR) + ____% . LIBOR/HIBOR is the borrowing interest rate in LONDON/HONKONG financial industry prior two days to the loan beginning day and announced by the Reuters News Agency.

(2)	Execution annual rate shall be ____% till the loan end date.

(3)	Other computation method ________________________.

6.	Interest Computation

The interest of the loan under the Contract is calculated in every month, the computation day is the 20th day of every month. The borrower shall pay the interest every month at the above day. If the last interest pay day is not in the computation circle, the unpaid interest shall be completed with principal. (Day rate = Month rate/30)

II.	The Lender is entitled to refusal to provide the Borrower the loan that agreed under the Contract, if one of the following items is sufficiently satisfied.

1.	The Borrower has a basic deposit account with the Lender

2.	The borrower shall provide the Lender all the necessary document, information that required by the Lender.

3.	If the Loan is a foreign currency loan, the Borrower shall provide the Lender all the necessary authorized Approval, Registration Permit and other legal processing document.

4.
Any mortgage, pledge warrant in connection with the loan under the Contract, the legal processing of the registration and/or insurance etc. is completed with the requirement of the lender, and the warrant, insurance is continuous valid. Any guarantee in connection with the loan under the Contract, the borrower shall ensure the lender that the guarantee contract has been signed and effective.

III.	The rights and obligations of the Lender.

1.
The lender has the right to acknowledge the business operating, the financial activities, material and inventory, loan flowing of the Borrower, to ask the borrower for the financial statement, documents and information.

2.
The events that described in section IV, item 7,8,10 (include but not limited) occur to borrower, and will bring the Borrower the complication or impact to the safety of the loan, the Lender may refuse to provide the loan or withdraw the loan in advance.

3.
The loan principal, interest, penalty, compound interest and the other payable expense that the Lender may withdraw or withdraw in advance under the Contract, the Lender may directly deduct from any Borrower’s account.

4.
The money the Borrower paid to the Lender is insufficient to cover the amount payable under the Contract, the Lender may determine to pay suitable payment, such as loan principal, interest, penalty, compound interest or other expenses.

5.	The Borrower fails to pay back the loan, the Lender may disclose the fact in public that the Borrower broke the Contract.

6.	The Lender shall provide the Borrower the loan in full amount scheduled under the Contract.

IV.	Borrower’s commitments:

1.	The borrower is entitled to the access to the loan and to use it.

2.	The account opened pursuant to the section II under the contract, shall be used for deposit and settlement between the both parties.

3.
The loan under the contract is a foreign currency loan, the Authorized approval, registration permit and other legal processing document in connection with the loan shall be completed pursuant to certain laws and regulations.

4.
The borrower shall pay the principal and interest as scheduled. The borrower may needs a extension for the loan set forth, a writing request shall be raised out in 15 working days before the loan end date, a renewal contract between the both parties shall be signed with the consent from the Lender.

5.	To use the loan in a manner of respecting the Loan purpose under the Contract, no impropriation or other purposes is allowed to carry out.

6.
The Borrower shall monthly provide the Lender the true, complete, valid financial statement, or other documents and information, and assistant the Lender to review its business operating, financial activities, and the loan flows.

7.
Such events occur to the borrower: operating in a contract, lease, shareholding reform, affiliation, merger, acquisition, split, joint venture, asset transfer, apply for suspension and reform, apply for dismiss, apply for bankrupt and other events may affect the liability between the creditor and debtor, or the actions may impact the Leading party to complete the creditor’s rights, a writing notice letter shall be provide to the Lender in advance, with the consent from the Lender, to start processing the debt paying-back or complete the debt paying-back in advance before the forth events occurs, otherwise, the above activities and actions is prohibited to carry out.

8.
Any events other than described in the previous paragraph occur to the Borrower may cause material effect to fulfill the paying-back of the loan, such as, business suspension, business activities dormant, registration cancellation, withdraw of business license, corporate representative involved into a criminal, material lawsuit and arbitration involved, difficult situation in business operation, financial statement worsening, etc. the Lender shall be provided a writing notice, a protective measure to creditor shall be carried out with the consent from the Lender.

9.
The Borrower provides a debt guarantee for the thirty party, or in connection with a mortgage, pledge with its major asset or property to a thirty party, may affect its ability to repay the debt under the Contract, a writing knowledge shall be provide to the Lender, and a approval from the Lender shall be obtained.

10.	The borrower shall not withdraw the capital, transfer the asset, or transfer the company share illegally to Welch from the Lender.

11.	The borrower changes it registered business name, corporation representative, registered business address, business scope, a writing notice shall be provided to the Lender in time.

12.
 Such events occur to the guarantor under the Contract, business suspension, business dormant, registration cancellation, withdraw of the business license, bankrupt and business loss, etc. it may cause the guarantor partly or fully lose the guarantee power in connection with the loan under the Contract, or the guaranty, pledged items, pledged usufruct depreciates, the Borrower shall provide the Lender other alterative guarantee in time.

13.
 The borrower shall bear all such cost or expenses in connection with the loan under the Contract, legal consult service charge, insurance, transportation, evaluation, registration, keeping, identify, notarization. Etc.

V.	Repayment in advance.

    Consent shall be obtained from the Lender when the Borrower determines to repay the loan in advance; the Lender agrees with the repaying in advance, the interest shall be calculated by the 1st item as following:

1.	Interest shall be calculated pursuant to the items describe the borrowing duration and the interest computation under the Contract.

2.	Floating up _______% at the basic of execution rate under the Contract.

VI.	Breach of faith.

1.
The Lender failed to provide the Borrower the loan, and caused loss to the Borrower, the penalty that calculated with the related amount and days delayed shall be paid to the Borrower. The computation method is same to the overdue loan interest computation with the same term.

2.
The Borrower failed to repay the principal of the loan in the period agreed in the Contract, the Lender shall increase the interest rate by 50% to the overdue loan at the basic of the rate agreed in the Contract as the penalty till the principal and interest repaying is completed. During the overdue period, in such event that The People’s Bank Of China increases the basic loan interest rate, accordingly, the penalty interest rate shall be increased at the same time.

3.
The Borrower use the loan not pursuant to the items that describing the loan purpose under the contract, the Lender shall increase the interest rate by 100% to the part of the loan that is misused as a penalty till the principal and interest are fully repaid. During the overdue period, for RENMINBI loan, in such event that The People’s Bank Of China increase the loan interest, accordingly, the penalty interest rate shall be increased at the same time.

4.	For unpaid payable interest, the Lender shall charge the compound interest pursuant to the regulation issued by The People’s Bank Of China.

5.
The Borrower breaks the items that describing the Borrower’s obligation under the Contract, The Lender may be entitled to ask the Borrower to correct the action that broke the contract, may refuse to continue provide the loan, may withdraw the loan has be provided in advance, may declare that the loam term expired immediately and take some protective measures.

6.
Any guarantor in the guarantee contract in connection with the loan Contract breaks the items describing its obligation under the guarantee contract, the Lender may be entitled to declare that the loam term expired immediately and take some protective measures.

7.
In such event that the borrower breaks the items under the Contract, cause the Lender to take the action such as lawsuit or arbitration to archive its rights, the borrower shall take the lawyer service charge, business travel fee and other expenses occur to the Lender as its sole responsibility.

VII. Guarantee of the loan

The guarantee of the loan under the Contract is Guarantee, the guarantee contract shall be singed separately. If any Mortgage of Maximum Amount, display the mortgage contract serial number here: ____________________

VIII. Solution of dispute

Both parties agree that any dispute shall be resolve by negotiation between them, the following action as a option:
1.	Lawsuit. Resolved by the court that has the jurisdiction to the Lender.
2.	Arbitration. Resolved by a arbitrator ________________(full name of the arbitration agency) under the Arbitration Rules and Procedures.

The items of the Contract not in connection with the disputes shall be continued to carry on in the processing of the lawsuit or arbitration.

IX. Other matters
__________________________________________________________

X. Become effective

   The Contract shall be effective after signed or sealed by both parties.

XI. The Duplicates of the Contract

   The contract is made out in 2 duplicates; having the same legal enforcement, each for the borrower, the lender.

XII. Note.

   The Lender friendly reminds the Borrower to acknowledge that all the items of the Contract shall be understood completely and correctly, the Lender has provided the not for certain items of the contract as the Borrower requested. The both parties agree to the rights and obligations under the Contract in common.

The Borrower: sealed by Shandong Longkong Travel Development co., Ltd

Signature: /s/ ZHANG SHANJIU

By corporate representative or Proxy

The Lender:  Sealed by Yishui rural credit cooperative  (sealed)

Signature:   /s/ WEI XIANCAI

By corporation representative or Proxy

                       Date:               21-5-2010
                       Signed in the place of: YISHUI RCC Office

GUARANTEE AGREEMENT

RURAL CREDIT COOPERATIVE OF SHANDONG

GUARANTEE AGREEMENT
YISHUI RCC G2010 103#

The Guarantor: (full name)	1.Yishui Yingguang underground lake Tourism Developing Co., Ltd
2. Junan Tianma Island Toursim developing Co., Ltd
3. ZHANG SHANJIU, ZHANG HANWANG, XU SHUMING

To ensure the agreement:  YISHUI RCC LOAN 2010,124# LOAN AGREEMENT(hereinafter referred Main Agreement) signed between Shandong Longkong Travel Development (The Debtor) and Yishui rural credit cooperative (hereinafter referred Creditor) to carry out properly, the Guarantor would guarantee the debt between the Debtor and the Creditor under the Main Agreement. Both agreed and signed the agreement under the state laws and regulations.

I.	The kind of the guaranteed creditor’s right and the amount.

The guaranteed creditor’s right is : short term working capital loan, the amount is: (in capital words) RMB: TWO MILLION YUAN.

II.	The scope of the guarantee.

The scope of the guarantee including such items under the Main Agreement: principal, interest, penalty interest, compound interest, penalty, damage compensation and lawsuit charge, legal service fee and other expenses occur to the Creditor to accomplish its right.

III.	Guarantee Type

The guarantee under the agreement is a joint responsibility. If any more Guarantors involve in the Guarantee Agreement, they shall take the joint responsibility together.

IV.	Period of Guarantee

1.	The period of the guarantee shall be TWO years starting from the date that the main debt term expired under the Main Agreement.

2.	For accepting a documentary acceptance bill, Credit Guarantee , the period of the guarantee shall be TWO years starting from the date that the Creditor paid the fund for the Debtor.

3.	For discounting a commercial bill, the period of the guarantee shall be TWO years starting the date when bill expired.

4.
The Creditor and the debtor reach an agreement of extending the debt term under the Main Agreement, and the Guarantor agreed to continue the guarantee, in such event, the period of the guarantee shall be TWO years starting from the date when the debt term expired under the Agreement of extending of the debt term.

5.
The Main Agreement is terminated in advance by Laws, Regulations, items under the Main Agreement, the period of the guarantee shall be TWO years starting the date when the Main Agreement is terminated.

V.	The Guarantor’s Undertaking

1.	Provide the Creditor the true, complete, valid financial statement and other related information and documents.

2.	The Guarantor shall take the responsibility if the debtor failed to fulfill the debt obligation under the Main Agreement.

3.	The Guarantor failed to fulfill the guarantee obligation under the Agreement, the Creditor shall withdraw the certain fund from the Guarantor’s any class account.

4.	Such events occur to the Guarantor, the Guarantor shall provide the Creditor a writing notice letter in 5 working days advance.

(1)	Subordinate relationship change, key officers change, articles of incorporation amending and company structure reform.

(2)	Business operation suspension, registration cancellation, license withdrawal.

(3)	Financial situation worsening, material tight business operating or involve a material lawsuit or arbitration.

(4)	Change business name, registration address, corporate representative, contact information, etc.

(5)	The matter that may affect the Creditor to accomplish its right occurs to the Guarantor.

5.	The Guarantor take such following actions, a writing notice letter shall be provided to the Creditor in 15 working days advance and obtained the writing consent from the Creditor.

(1)
The capital structure or the system of management is changed by Guarantor, including but not limited, operating in a contract, lease, shareholding reform, affiliation, merger, acquisition, split, joint venture, asset transfer, apply for suspension and reform, apply for dismiss, apply for bankrupt.

(2)
The Guarantor provided a Guarantee for a thirty party, a Guarantee, a pledge or a mortgage for himself or a third party with his major assets or property. It may affect him to carry out the guarantee obligation of the Agreement.

6. The debtor provided a security for thing; the Guarantor shall agree to carry out the Guarantee obligation of the debt prior to the security for thing.

VI. Breach of faith

Both the Creditor and the Guarantor shall abide by the agreement after it becomes effective. Otherwise, the party who breaks the agreement shall take the sole responsibility of the compensation to another party.

VII. Guarantee of the loan
The guarantee of the loan under the Contract is Guarantee, the guarantee contract shall be singed separately. If any Mortgage of Maximum Amount, display the mortgage contract serial number here: ____________________

VIII. Solution of the dispute

Any dispute shall be resolve by the negotiation between the Creditor and the Guarantor, the following item 1 as an option:

1.	Lawsuit. resolved by the court in Creditor’s business area

2.	Arbitration. Resolved by a arbitrator _________________(full name) under the Arbitration Laws and Regulations.

The items of the Agreement not in connection with the disputes shall be continued to carry on in the processing of the lawsuit or arbitration.

IX. Other matters.

The Guarantor has received and reviewed the guaranteed Main Agreement.

X. Become effective.

The agreement shall become effective after it is signed or sealed by all parties.

XI. Total 2 duplicates for the agreement, each party hold one, with the same laws enforcement.

XII. Note.

The Creditor reminds the Guarantor to acknowledge that all the items of the Agreement shall be understood completely and correctly, the Creditor has provided the note for certain items of the agreement as the guarantor requested. All parties agree to the rights and obligations under the Agreement in common.

The Creditor: (sealed by) YISHUI Rural Credit cooperative
Signature: QI JIANGANG (signed)
(By corporate representative or proxy)

The Guarantor: (sealed by) Yishui Yingguang underground lake Tourism Developing Co., Ltd
Signature: LI HONGWEI (signed)
(By Legal representative or proxy)

The Guarantor: (sealed by) Junan Tianma Island Toursim developing Co., Ltd (sealed)
Signature: ZHANG SHANJIU (signed)
(By Legal representative or proxy)

The Guarantor: (sealed by)	ZHANG SHANJIU
ZHANG SHANSHUANG
XU SHUMING

Signature:	ZHANG SHANJIU
ZHANG SHANSHUANG
XU SHUMING
(signed by above persons)
(By Legal representative or proxy)

Date:  21-5-2010
In the place of: YISHUI RCC office.